Exhibit 99.04

                                Southern Company
                        Analysis of Consolidated Earnings
                            (In Millions of Dollars)

                                               3 Months Ended March
                                        ---------------------------------
                                          2006          2005       Change
                                          ----          ----       ------
Income Account-
Retail Revenue                          $ 2,471       $ 2,269      $ 202
Wholesale Revenue                           415           347         68
Other Electric Revenues                     111           101         10
Non-regulated Operating Revenues             66            70         (4)
                                        -------       -------      -----
Total Revenues                            3,063         2,787        276
                                        -------       -------      -----
Fuel and Purchased Power                  1,153           963        190
Non-fuel O & M                              846           810         36
Depreciation and Amortization               299           291          8
Taxes Other Than Income Taxes               175           163         12
                                        -------       -------      -----
Total Operating Expenses                  2,473         2,227        246
                                        -------       -------      -----
Operating Income                            590           560         30
Other Income, net                           (12)           12        (24)
Interest Charges and Dividends              210           178         32
Income Taxes                                107            76         31
Discontinued Operations, net of tax           1             5         (4)
                                        -------       -------      -----
NET INCOME (See Notes)                  $   262       $   323      $ (61)
                                        =======       =======      =====


Notes
-----
- Southern Company GAS completed the sale of substantially all of its assets on January 4, 2006 and is included in consolidated earnings in all periods as discontinued operations.
- Certain prior year data has been reclassified to conform with current year presentation.
- Information contained in this report is subject to audit and adjustments and certain classifications may be different from final results published in the Form 10-Q.